SENTINEL FUNDS
Independent thinking
since 1934
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                      You May Authorize A Proxy Vote By Telephone At
              [1-800-        ], By Visiting [www.      ] Or By Returning This
                            Proxy Card In The Enclosed Envelope

                           Sentinel Group Funds, Inc.
           This Proxy Is Solicited On Behalf Of The Board Of Directors

By signing and dating the lower portion of this card, you authorize the proxies to vote each applicable proposal as marked or, if not marked, to vote "For" each applicable proposal and to use their discretion to vote any other matter as may properly come before the Special Meeting of Shareholders scheduled to be held on March 16, 2007 ("Meeting") or any adjournment or postponement of the Meeting. Whether or not you intend to personally attend the Meeting, please authorize a proxy by telephone, Internet or by completing and mailing this card in the enclosed envelope.

The Undersigned Hereby Appoints Kerry A. Jung And D. Russell Morgan As Proxies, Acting By A Majority Of Those Present, Each With The Full Power To Appoint A Substitute, And Hereby Authorizes Them To Represent And To Vote, As Designated Below, All The Shares Of The Applicable Fund Held Of Record By The Undersigned On January 14, 2007, At The Meeting Or Any Adjournment Or Postponement Of The Meeting.

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PROPOSAL 1: To approve the  reorganization  of the Capital  Opportunity Fund in accordance with the Plan of Reorganization and the transactions it contemplates, as described in the Proxy Statement/Prospectus.

[ ] For             [ ] Against         [ ] Abstain

Proposal 2: The transaction of such other business as may properly come before the Meeting. In the discretion of the named proxies.


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[Insert registration, shares and control number]








If you wish to authorize a proxy vote by Internet or telephone, please have the control number listed above available. If you wish to authorize a proxy vote by mail, please complete the card, sign below and return this card in the envelope provided.



NOTE:  Please  sign  exactly as your  name(s)  appear on
this   card.    Joint    owners    should    each   sign
individually.  Corporate  proxies  should  be  signed in
full   corporate   name   by  an   authorized   officer.
Fiduciaries should give full titles.

________________________________
Signature


_________________________________
Signature of Joint Owner, if any


____________________________
Date



   If you authorize a proxy vote by mail, you may first wish to make a copy of this card for your own records.